Exhibit 10.5

Date: ………………………… November 2021

GAMING TECHNHOLOGIES LIMITED as chargor PURITAN PARTNERS LLC as secured party

Security Agreement

Fieldfisher Riverbank House 2 Swan Lane London EC4R 3TT

Contents

No.	Heading	Page

1	Definitions and interpretation	1

2	Covenant to pay	3

3	Fixed Security	3

4	Floating Security	4

5	Restrictions on dealing	4

6	Representations	5

7	Undertakings relating to the Chargor's business	6

8	Undertakings relating to the Security Assets	6

9	When Security becomes enforceable	8

10	Enforcement of Security	8

11	Receiver	9

12	Delegation of powers by Secured Party or Receiver	10

13	Exclusion of liability	10

14	Reimbursement and indemnity	10

15	Application of proceeds	10

16	Protection of persons dealing with Secured Party or Receiver	11

17	Further assurance	11

18	Power of attorney	11

19	Discharge of Security	12

20	Notices	12

21	Benefit of this Deed	13

22	Set-off	13

23	Miscellaneous	13

24	Governing law	14

Schedule 1		15

Real Property		15

THIS SECURITY AGREEMENT is made the ____ day of November 2021

BETWEEN:

(1)             GAMING TECHNOLOGIES LIMITED, a private limited company registered in England and Wales with registration number 11047028 and whose registered office is at 184 Shepherds Bush Road, London, W6 7NL (the "Chargor"); and

(2)             PURITAN PARTNERS a New York limited liability corporation whose principal place of business is at 4 Puritan Road, Rye, New York 10580 (the "Secured Party").

IT IS AGREED as follows:

1.              Definitions and interpretation

1.1            Definitions

In this Deed:

"Act" means the Law of Property Act 1925;

"Administrator" means an administrator appointed under paragraph 14 of schedule B1 to the Insolvency Act 1986;

"Default Rate" means the rate specified in section 8(b) of the Loan Note Instrument;

"Intellectual Property" means all present and future rights of the Chargor in respect of any database, software, patent, copyright, trade mark, service mark, invention, design, business name, semi-conductor topography, knowhow, confidential information or any other kind of intellectual property throughout the world whether registered or unregistered and including any registration or application for registration, licence or permission relating to any of the foregoing;

"Investment" means any stock, share, bond or any form of loan capital of or in any legal entity, unit in any unit trust or similar scheme, warrant or other right to acquire any such investment, and any offer, right or benefit in respect of any such investment;

"Loan Note Instrument" means the convertible loan note instrument dated 17 November 2021 pursuant to which the Chargor issued $1,666,666.67 of 10% original issue discount senior secured convertible notes (the "Notes");

"Real Property" means freehold, leasehold or other immoveable property and any buildings, erections, fixtures, fittings, fixed plant or machinery from time to time situated on or forming part of such property;

"Receivables" means all book and other debts and rights to money and income liquidated and unliquidated due or owing to the Chargor including the benefit of all negotiable instruments, securities, guarantees and indemnities for such debts and rights but excluding cash at bank;

"Receiver" means any one or more persons appointed as a receiver, receiver and manager or administrative receiver under this Deed;

"Regulations" means the Financial Collateral Arrangements (No. 2) Regulations 2003 (SI 2003 No. 3226) (as amended) or (where the context admits) equivalent legislation in any applicable jurisdiction bringing into effect Directive 2002/47/EC on financial collateral arrangements;

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"Secured Obligations" means all present and future obligations and liabilities of the Chargor to the Secured Party under or in connection with the Transaction Documents whether actual or contingent and whether owed or incurred alone or jointly and/or severally and as principal or as surety or in any other capacity or of any nature;

"Security" means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person, or any other agreement or arrangement having a similar effect; and

"Security Assets" means the assets now or at any time mortgaged, charged or assigned by the Chargor under this Deed;

"Security Period" means the period beginning on the date of this Deed and ending on the date on which the Secured Party is satisfied that all the Secured Obligations have been unconditionally and irrevocably paid and discharged in full and no further Secured Obligations are capable of becoming outstanding;

"Transaction Documents" has the meaning given to it in the Loan Note Instrument.

1.2            Construction

(a)             In this Deed, unless a contrary indication appears, any reference to:

(i)              "assets" includes present and future properties, revenues and rights of every description and includes the proceeds of sale of any such asset;

(ii)             this "Deed" or any other "agreement" or "document" is a reference to the same as it may have been, or may from time to time be, amended, varied, supplemented or novated;

(iii)            a "default" means a default or termination event under any agreement or instrument which is binding on the Chargor or to which any of its assets is subject;

(iv)            a party to this Deed includes its successors in title, permitted transferees and permitted assigns;

(v)             a "person" includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(vi)            any provision of law includes that provision as amended, re-enacted or replaced from time to time and includes any subordinate legislation;

(vii)           "obligations" means obligations and liabilities and include the whole or any part of them, present and future, actual and contingent;

(viii)          "Real Property", the "Security Assets" and any other assets or asset or the "Secured Obligations" includes a reference to any part of them or it;

(ix)            "this Security" means the Security created or constituted by this Deed; and

(x)             words in the singular include the plural and vice versa and words in one gender include any other gender.

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(b)             Terms defined in the Loan Note Instrument have, unless expressly defined in this Deed, the same meanings in this Deed.

(c)             Headings in this Deed are for ease of reference only.

(d)             Any undertaking made by or obligation imposed on the Chargor in this Deed will continue in force throughout the Security Period.

(e)             The representations, covenants and undertakings set out in any other agreement and of any side letter between the parties to this Deed shall apply to this Deed in so far as they relate to the Chargor and the Secured Assets as if such terms were set out in full herein mutatis mutandis.

(f)              The terms of any other agreement and of any side letter between the parties to this Deed are incorporated in this Deed to the extent required for any contract for the purported disposition of any Real Property contained in this Deed to be a valid disposition in accordance with section 2(1) of the Law of Property (Miscellaneous Provisions) Act 1989.

2.              Covenant to pay

The Chargor covenants with the Secured Party to pay the Secured Obligations when due to the Secured Party whether at maturity, on acceleration, on demand or otherwise.

3.              Fixed Security

As continuing security for the payment, discharge or performance of the Secured Obligations the Chargor with full title guarantee:

(a)             charges to the Secured Party by way of first legal mortgage the Real Property specified in Schedule 1 (Real Property);

(b)             charges to the Secured Party by way of first fixed charge:

(i)              any Real Property acquired by the Chargor after the date of this Deed;

(ii)             its rights and interest in any present and future Investments and all dividends, interest and other money payable in respect of those Investments;

(iii)            its rights and interest in any present and future fittings, plant, equipment, machinery, tools, vehicles, furniture and other tangible movable property which are not Real Property;

(iv)            its present and future goodwill and uncalled capital;

(v)             any present or future Receivables owing to the Chargor;

(vi)            any money now or at any time after the date of this Deed standing to the credit of any bank account of the Chargor;

(vii)           any present or future insurances in respect of any Security Assets and the proceeds of such insurances;

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(viii)          its rights and interest in any Intellectual Property and the benefit of any present and future licences or consents granted to or by the Chargor in relation to any Intellectual Property; and

(ix)            its interest in and the benefit of all present and future contracts and agreements to which it is a party except to the extent that it is subject to any fixed security created under any other term of this Clause 3 and the benefit of any guarantee or security for the performance of any such agreement.

4.              Floating Security

4.1            Floating charge

As continuing security for the payment, discharge or performance of the Secured Obligations the Chargor charges to the Secured Party by way of first floating charge (in this Clause "the floating charge") with full title guarantee the whole of its assets to the extent that such assets are not effectively mortgaged, charged or assigned to the Secured Party by way of fixed security under Clause 3 (Fixed Security).

4.2            Conversion

The Secured Party may at any time by written notice to the Chargor convert the floating charge into a fixed charge as regards any assets specified in the notice if in the opinion of the Secured Party such assets are at risk of becoming subject to any Security (other than this Security) or are otherwise at risk of ceasing to be within the ownership or control of the Chargor.

4.3            Qualifying floating charge

The floating charge is a "qualifying floating charge" for the purpose of paragraph 14(1) of Schedule B1 to the Insolvency Act 1986.

5.              Restrictions on dealing

5.1            Negative pledge and disposals

The Chargor shall not without the prior written consent of the Secured Party:

(a)             create or permit to subsist any Security over any of the Security Assets; or

(b)             sell, transfer, license, lease or otherwise dispose of any of the Security Assets.

5.2            Registered land

The Chargor applies and agrees that it shall apply to HM Land Registry (by submitting a form RX1 or otherwise) for a restriction in the following terms to be entered on the register or registers of title relating to any Security Assets now or after the date of this Deed registered at HM Land Registry and against which this Deed may be noted:

"No disposition of the registered estate by the proprietor of the registered estate or by the proprietor of any registered charge, not being a charge registered before the entry of this restriction, is to be registered without a written consent signed by the proprietor for the time being of the charge dated __ November 2021 in favour of Puritan Partners LLC referred to in the Charges Register or its conveyancer ."

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6.              Representations

The Chargor makes the following representations and warranties to the Secured Party on the date of this Deed:

(a)             it is a private limited liability company duly incorporated and validly existing under the law of England and Wales, and has the power to own its assets and carry on its business in England and Wales as it is being conducted;

(b)             the obligations expressed to be assumed by it in this Deed are legal, valid, binding and enforceable obligations;

(c)             the entry into and performance by it of, and the transactions contemplated by, this Deed do not and will not conflict with any law or regulation applicable to it, its constitutional documents, or any agreement or instrument binding upon it or any of its assets;

(d)             it has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, this Deed;

(e)             no event or circumstance is outstanding which constitutes an Event of Default;

(f)              no litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency have (to the best of its knowledge and belief) been started or threatened against it;

(g)             this Deed creates valid first priority Security over the assets to which it relates;

(h)             it is the sole legal and beneficial owner of, and absolutely entitled to, the assets it purports to mortgage, charge or assign under this Deed;

(i)              it has not sold or otherwise disposed of or agreed to sell or dispose of or granted or agreed to grant any option, lease or licence in respect of all or any of the Chargor's right, title and interest in an to the Secured Assets;

(j)              no event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination, satisfaction of any other condition or any combination thereof, would constitute) a default or termination event (however described) under any other agreement or instrument which is binding on the Chargor or to which any of its assets is subject which has or is likely to have a material adverse effect on the Chargor's business, assets or condition, or its ability to perform its obligations under this Deed.

(k)             it has not mortgaged, charged or assigned or otherwise encumbered any of the assets it purports to mortgage, charge or assign under this Deed (except as created by this Deed in favour of the Secured Party), and is deemed to repeat such representations and warranties by reference to the facts and circumstances then existing on each Interest Payment Date during the Security Period.

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7.              Undertakings relating to the Chargor's business

7.1            Information

The Chargor shall:

(a)             give to the Secured Party or any Receiver such information relating to the Security Assets, its undertaking or property or otherwise relating to its affairs as either of them acting reasonably requires; and

(b)             ensure that all information supplied to the Secured Party by it is at the time of supply complete and accurate in all material respects.

7.2            Laws

The Chargor shall observe and perform all laws, covenants and stipulations from time to time affecting any Security Assets or otherwise relating to its business.

7.3            Default

The Chargor shall notify the Secured Party of any default or event or circumstance which would, on the expiry of any grace period, the giving of notice, the making of any determination, satisfaction of any other condition or any combination thereof, constitute a default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

7.4            Value of Security Assets

The Chargor shall not do or cause or permit to be done anything which may in any material way depreciate, jeopardise or otherwise prejudice the Security Assets or their value to the Secured Party.

8.              Undertakings relating to the Security Assets

8.1            Repair

The Chargor shall keep the Security Assets which is of a repairable nature in good and substantial repair and condition, and shall not make any structural or material alterations or additions to or carry out any development on or make any planning or similar application relating to any of the Security Assets.

8.2            Outgoings

The Chargor shall punctually pay or cause to be paid and shall indemnify and/or secure the Secured Party and any Receiver against all rents, rates, taxes, liabilities, duties, assessments and other outgoings payable in respect of or by the owner or occupier of the Security Assets.

8.3            Insurance

The Chargor shall keep all its assets which are of an insurable nature insured with a reputable insurance office against all risks which a prudent person carrying on a business similar to that of the Chargor would reasonably insure against to their full replacement value or in the case of buildings on a full reinstatement basis and against all professional fees, value added tax, demolition and site clearance charges and loss of rental and other income derived from such buildings for at least three years, and shall apply all monies received by virtue of such insurances either in making good the loss or damage in respect of which the monies were received or at the option of the Secured Party in or towards payment of the Secured Obligations.

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8.4            Power to remedy

The Chargor shall permit the Secured Party, its agents and contractors at reasonable times and upon reasonable notice to enter into or upon any of its Real Property (without becoming liable as mortgagee in possession) to view its state and condition, to comply with or object to any direction or notice or other matter served upon the Chargor, and to carry out at the cost of the Chargor any repairs or maintenance of Security Assets or to procure compliance with any obligation of the Chargor in this Deed.

8.5            Deposit documents

The Chargor shall deposit with the Secured Party all Deeds and documents of title relating to the Security Assets.

8.6            Receivables

The Chargor shall not deal with the Receivables other than by collecting them in the ordinary course of business and shall not charge, factor, discount or assign any of the Receivables in favour of a third party or subordinate, release or waive its rights in respect of any of the Receivables.

8.7            Share certificates

The Chargor shall if the Secured Party requires it deposit with the Secured Party all stock and share certificates and other documents of title to its Investments together with duly executed undated blank transfers in respect of each such Investment and other documents as the Secured Party may require for perfecting its title to the Investments or for vesting or enabling it to vest the Investments in itself or its nominee or any purchaser, together with forms of waiver of any pre-emption rights necessary to enable such transfers to be registered.

8.8            Intellectual Property

The Chargor shall promptly and at its own expense take all such steps and execute all such documents as the Secured Party reasonably requires in relation to the registration of the Secured Party's interest under this Deed in or in relation to any Intellectual Property, and shall preserve, maintain and renew as necessary all Intellectual Property and promptly notify the Secured Party if it becomes aware of any infringement or suspected infringement of any Intellectual Property by any person.

8.9            Authorisations

The Chargor shall promptly obtain, comply with and do all that is necessary to maintain in full force and effect, and supply certified copies to the Secured Party of, any authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration required under any law or regulation of its jurisdiction of incorporation to enable it to carry on its business.

8.10         Remedy by Secured Party

If the Chargor fails to comply with any of its obligations under this Deed the Secured Party may take such steps as it considers appropriate to procure compliance with such obligations at the cost of the Chargor.

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9.              When Security becomes enforceable

9.1            Timing

This Security shall become immediately enforceable if:

(a)             an Event of Default occurs and is continuing; or

(b)             the Chargor requests the Secured Party to exercise any of its powers under this Deed.

9.2            Enforcement

After this Security has become enforceable, the Secured Party may in its absolute discretion enforce all or any part of this Security in any manner it sees fit.

10.            Enforcement of Security

10.1         Powers of Secured Party

After this Security has become enforceable the Secured Party may:

(a)             exercise the power of sale and all other rights, powers and discretions conferred on mortgagees by section 101 of the Act as varied or extended by this Deed;

(b)             appoint one or more persons as an Administrator of the Chargor in accordance with schedule B1 to the Insolvency Act 1986;

(c)             appoint one or more persons as a Receiver of any Security Assets;

(d)             exercise all the rights, powers and discretions conferred on a Receiver by this Deed, the Act and the Insolvency Act 1986, without first appointing a Receiver or notwithstanding the appointment of a Receiver;

(e)             by notice to the Chargor end the Chargor's right to possession of all or any Real Property forming part of the Security Assets and enter into possession of all or such part of such Real Property;

(f)              exercise all other powers conferred on mortgagees or receivers by law;

(g)             to the extent that this Deed constitutes a "security financial collateral arrangement" as defined in the Regulations, appropriate any Security Asset which constitutes "financial collateral" as defined in those Regulations in or towards satisfaction of the Secured Obligations and the value of such Security Assets shall be (i) in the case of cash, the amount standing to the credit of each relevant account together with any accrued but unposted interest at the time the right of appropriation is exercised and (ii) in the case of other financial collateral, such value as is determined by the Secured Party by reference to the price of the relevant Security Assets at the time the right of appropriation is exercised as listed on any recognised market index or to an independent valuation or other procedure selected by the Secured Party acting reasonably. The Chargor agrees that the methods of valuation provided for in this clause are commercially reasonable for the purposes of those Regulations.

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10.2         Statutory powers

The power of sale and all other rights, powers and discretions conferred by section 101 of the Act as varied or extended by this Deed will arise upon execution of this Deed by the Chargor. Section 103 of the Act will not apply to this Deed.

10.3         Prior Security

At any time after this Security has become enforceable, the Secured Party may redeem any prior Security against the Security Assets or procure a transfer of such Security to itself and may agree the accounts of the person entitled to that Security and any accounts so agreed will be binding on the Chargor. Any money paid by the Secured Party in connection with a redemption or transfer of any prior Security will form part of the Secured Obligations.

11.            Receiver

11.1         Appointment

(a)             At any time after this Security has become enforceable, or if the Chargor so requests the Secured Party in writing at any time, the Secured Party may without further notice appoint by deed or in writing under its hand any one or more persons to be a Receiver of all or any part of the Security Assets.

(b)             If a Receiver is appointed of part of the Security Assets the Secured Party may subsequently extend the appointment to all or any other part of the Security Assets or appoint another Receiver of any other part of the Security Assets.

11.2         Removal

The Secured Party may by writing under its hand (subject to any requirement for an order of the court in the case of an administrative receiver):

(a)             remove any Receiver appointed by it; and

(b)             whenever it deems it expedient, appoint a new Receiver in the place of any Receiver whose appointment may for any reason have terminated.

11.3         Statutory powers

Every Receiver shall have all the powers conferred:

(a)             by the Act on mortgagees in possession and on receivers appointed under the Act; and

(b)             upon an administrator or administrative receiver by Schedule 1 of the Insolvency Act 1986,

which powers are incorporated into this Deed.

11.4         Additional powers

In addition a Receiver shall have power (both before and after the commencement of any liquidation of the Chargor) to do every act and thing and exercise every power:

(a)             which the Receiver would have been entitled to do or exercise if the Receiver were the absolute legal and beneficial owner of the Security Assets; and

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(b)             which the Receiver in his absolute discretion considers necessary for maintaining or enhancing the value of the Security Assets or for or in connection with the enforcement of this Security or the realisation of any Security Assets, and may use the name of the Chargor in connection with any exercise of such powers.

12.            Delegation of powers by Secured Party or Receiver

The Secured Party and (to the fullest extent permitted by law) any Receiver may delegate by power of attorney or in any other manner to any person any right, power or discretion exercisable by the Secured Party or any such Receiver under this Deed. Any such delegation may be made upon the terms (including power to sub-delegate) and subject to any regulations which the Secured Party or such Receiver (as the case may be) may think fit. Neither the Secured Party nor any Receiver will be in any way liable or responsible to the Chargor for any loss or liability arising from any act, default, omission or misconduct on the part of any such delegate or sub-delegate other than in the event of such delegate or sub-delegate's wilful default or gross negligence.

13.            Exclusion of liability

Neither the Secured Party nor any Receiver will be liable, by reason of entering into possession of a Security Asset to account as mortgagee in possession or for any loss on realisation or for any default or omission for which a mortgagee in possession might be liable.

14.            Reimbursement and indemnity

14.1         Reimbursement of expenses

The Chargor shall pay to the Secured Party:

(a)             any money paid by the Secured Party or any Receiver as a result of the Secured Party or any Receiver taking action which the Secured Party or any Receiver considers necessary in connection with any Security Assets or to procure compliance with any obligation of the Chargor in this Deed, or in respect of any action or thing expressed in this Deed to be done at the cost of the Chargor; and

(b)             all reasonably costs, fees, taxes and expenses properly incurred by the Secured Party or any Receiver under or in connection with this Deed or its enforcement and/or the preservation of the Secured Party's rights under this Deed.

14.2         Indemnity

The Chargor shall indemnify each of the Secured Party and any Receiver against all liabilities, claims and expenses whether arising out of contract or in tort or in any other way which it may at any time incur in connection with this Deed or for anything done or omitted to be done in the exercise or purported exercise of its powers pursuant to this Deed.

15.            Application of proceeds

15.1         Order of application

Any moneys received by the Secured Party or any Receiver under this Deed or otherwise by reason of this Security shall, after this Security has become enforceable, and subject to the repayment of any claims ranking in priority to the Secured Party, be applied in the following order of priority (but without prejudice to the right of the Secured Party to recover any shortfall from the Chargor):

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(a)             in satisfaction of or provision for all costs and expenses incurred by the Secured Party or any Receiver and of all remuneration due to any Receiver;

(b)             in providing for the matters (other than the remuneration of the Receiver) specified in the first three paragraphs of section 109(8) of the Act;

(c)             in or towards payment of any debts or claims which are by statute payable in preference to the Secured Obligations (but only to the extent to which such debts or claims have preference);

(d)             in or towards payment of the Secured Obligations or such part of them as is then due and payable to the Secured Party; and

(e)             in payment of the surplus (if any) to the Chargor or other person entitled to it.

The Secured Party may at any time vary such order in its absolute discretion.

15.2         Contingent or future liabilities

If any money is received by the Secured Party or a Receiver as a result of the enforcement of or otherwise by reason of this Security at a time when the Secured Obligations include contingent or future liabilities the Secured Party or any Receiver may hold some or all of such money in an interest bearing suspense account.

16.            Protection of persons dealing with Secured Party or Receiver

No person (including, but not limited to, a purchaser) dealing with the Secured Party or a Receiver or its or his agents will be concerned to enquire:

(a)             whether the Secured Obligations have become payable; or

(b)             whether any power which the Secured Party or the Receiver is purporting to exercise has become exercisable; or

(c)             whether any money remains due to the Secured Party; or

(d)             how any money paid to the Secured Party or to the Receiver is to be applied.

17.            Further assurance

Whenever required by the Secured Party or any Receiver the Chargor shall at its own cost execute any documents or do any other thing which the Secured Party or any Receiver may reasonably require for perfecting or protecting this Security or any Security intended to be created by this Deed or in connection with the exercise of any powers given to the Secured Party or any Receiver under this Deed and convey, transfer, assign or otherwise deal with any Security Assets in such manner as the Secured Party or any Receiver may require in connection with any enforcement of this Security.

18.            Power of attorney

The Chargor, by way of security, irrevocably and severally appoints the Secured Party, each Receiver and any of their delegates or sub-delegates to be its attorney in its name and on its behalf to take any action which the Chargor is or may be obliged to take under or pursuant to this Deed or otherwise which the Secured Party or any Receiver in its or his discretion considers to be requisite or appropriate in order to carry any sale or other disposal or appropriation into effect or generally to enable the Secured Party or a Receiver to transfer any interest in the Charged Assets or to exercise the respective powers conferred on them by or pursuant to this Deed or by law, provided that, such power of attorney shall only be exercisable after this Deed has become enforceable in accordance with Clause 9 (When Security becomes enforceable).

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19.            Discharge of Security

19.1         Release of Security Assets

Upon the expiry of the Security Period the Secured Party shall, at the request and cost of the Chargor, but subject to Clause 19.2 (Releases conditional), take whatever action is necessary to release the Security Assets from this Security.

19.2         Releases conditional

Any settlement, release or discharge under this Deed between the Secured Party and the Chargor will be conditional upon no Security or payment to the Secured Party by the Chargor or any other person being avoided or set aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to bankruptcy, winding-up, administration or insolvency for the time being in force, and if such condition is not satisfied, the Secured Party will be entitled to recover from the Chargor on demand the value of such Security or the amount of any such payment as if such settlement, release or discharge had not occurred and/or to enforce this Security to the full extent of the Secured Obligations.

20.            Notices

20.1         Address

The Chargor's address and email address for any notice, demand or other communication under or in connection with this Deed are:

Address:

Email:

or any substitute address or email address as the Chargor may notify to the Secured Party by not less than five days' written notice. Any such notice, demand or other communication shall also be effective if sent to the Chargor's registered office or the address or email address of the Chargor last known to the Secured Party.

20.2         Method and receipt

Any notice, demand or other communication to be given or made pursuant to this Deed to the Chargor may be given or made by letter delivered personally or by first class prepaid letter (airmail if overseas) or by email and shall be effective in the case of a letter, when it has been left at the relevant address or on the following day after being deposited in the post prepaid or in the case of an email, when received in readable form, provided that if any notice, demand or communication would become effective under these provisions on a day which is not a business day, or outside normal working hours on a business day, at the place of receipt, it shall become effective at the next business day in such place.

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20.3         English language

Any notice given under or in connection with this Deed must be in English.

21.            Benefit of this Deed

21.1         Successors in title

This Deed shall bind and enure to the benefit of the Chargor and the Secured Party and their respective successors.

21.2         Assignment

No Party may assign or transfer any of its rights, and/or obligations under this Deed without the consent of the other Party.

21.3         Disclosure of information

The Secured Party may disclose such information about the Chargor and the Charged Assets as the Secured Party thinks fit to a potential assignee or transferee of all or any part of its rights under this Deed, or to any person who may otherwise enter into contractual relations with the Secured Party in relation to any of the Secured Obligations, or to any person to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation, or to any person if an Event of Default has occurred or the disclosure is in connection with the protection or enforcement of the Secured Party's rights under this Deed.

22.            Set-off

The Secured Party may set off any matured obligation owed by the Chargor to the Secured Party against any matured obligation owed by the Secured Party to the Chargor regardless of the place of payment, or currency of either obligation. If the obligations are in different currencies, the Secured Party may convert either obligation at a market rate of exchange for the purpose of the set-off in an amount estimated by it in good faith to be the amount of that obligation.

23.            Miscellaneous

23.1         No third party rights

A person who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Deed.

23.2         Continuing Security

This Deed is a continuing security and extends to the balance from time to time of the Secured Obligations irrespective of any intermediate payment of monies due to the Secured Party.

23.3         Additional Security

This Deed is in addition to and will not in any way be prejudiced or affected by the holding or release by the Secured Party or any other person of any other Security at any time held by the Secured Party.

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23.4         Consolidation

The restrictions on the right of consolidating mortgage securities contained in section 93 of the Act will not apply to this Deed.

23.5         Illegality

If, at any time, any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

23.6         Remedies

No failure to exercise, nor any delay in exercising, on the part of the Secured Party, any right or remedy under this Deed shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Deed are cumulative and not exclusive of any rights or remedies provided by law.

23.7         Counterparts

This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

24.            Governing law

This Deed and any non-contractual obligations arising out of or in connection with this Deed shall be governed by English law.

EXECUTED as a deed and delivered by the Chargor and signed on behalf of the Secured Party on the date stated at the beginning of this document.

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Schedule 1

Real Property

None.

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The Chargor

EXECUTED as a DEED by GAMING TECHNOLOGIES LIMITED acting
by a director in the presence of:

____________________________________________

Director

in the presence of: __________________________________________________

Signature of witness ________________________________________________

Print name ________________________________________________________

Address _________________________________________________________

________________________________________________________________

________________________________________________________________

The Secured Party

EXECUTED as a DEED on behalf of PURITAN PARTNERS LLC a New York limited liability company incorporated in the State of New York, USA, by Richard Smithline, being a person who, in accordance with the laws of that territory, is acting under the authority of the company:

__________________________________________Authorised signatory

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